FOR RELEASE ON OR AFTER: July 9, 2013

CONTACT:

John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

REGAL ANNOUNCES PLANT RESTRUCTURING

July 9, 2013 (Beloit, WI): Regal Beloit Corporation (NYSE:RBC) has informed employees at its Springfield, Missouri facility of the Company's decision to cease operations at the manufacturing facility, which employs approximately 330 employees. The Company will transfer the manufacturing of motors and components from Springfield to other Regal facilities in the US and Mexico over the next 18 months.

Regal has multiple manufacturing facilities that make various component parts and motors. The Company believes that consolidating the Springfield operation into existing Regal facilities will enable the Company to remain globally competitive, reduce variation between its manufacturing facilities and improve cycle times. The decision to close the Springfield facility is not a reflection on the quality of the Company's employees in Springfield.

Regal has a comprehensive benefits package for eligible employees affected by the plant closure, including a retention bonus and vision, medical and dental insurance continuation for a limited period of time. Regal intends to help affected employees make a successful transition from the Springfield facility to other employment, and will explore employment opportunities for affected employees in other Regal facilities, including several in Missouri, as well as assist with job searches within the community.

Please direct inquiries to:	Terry Colvin	John Perino
	VP of Human Resources	VP of Investor Relations
	Phone: 608-361-7407	Phone: 608-361-7501

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal's common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding the timing of implementing the transition plan relating to the Springfield Facility, the amounts of the related charges, uncertainties regarding the Company's ability to execute the Company's restructuring plans within expected costs and timing, actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company's Annual Report on Form 10-K(A) filed on March 26, 2013 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

# #
Corporate Offices
200 State Street • Beloit, WI 53511-6254
608-364-8808 • Fax: 608-364-8818
Website: www.regalbeloit.com